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                                                                    EXHIBIT 23.3


             [RYDER SCOTT COMPANY PETROLEUM CONSULTANTS LETTERHEAD]


               CONSENT OF RYDER SCOTT COMPANY PETROLEUM ENGINEERS

     We hereby consent to the references to our reviews dated February 19, 1997 and February 23, 1998 which were used to prepare the Estimated Future Reserves Attributable to Certain Leasehold Interests of Texas Meridian Resources Corporation as of December 31, 1996 and December 31, 1997, respectively, and to the reference to Ryder Scott Company Petroleum Engineers as experts in the field of petroleum engineering, which were incorporated by reference in your Form 10-K Registration Statement for the fiscal year ended December 31, 1999 and in your Form S-3 Registration Statement dated July 21, 2000.


                                         /s/ RYDER SCOTT COMPANY, L.P.
                                         -----------------------------
                                             RYDER SCOTT COMPANY, L.P.

Houston, Texas
July 20, 2000